SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 17, 2008
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BEDMINSTER NATIONAL CORP.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)
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NEVADA	333-137023	20-2779605
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

90 WASHINGTON VALLEY ROAD
BEDMINSTER, NEW JERSEY 07921
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(908) 719-8940
(ISSUER TELEPHONE NUMBER)

Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02	Unregistered Sales of Equity Securities

On April 17, 2008, Bedminster National Corp. (the “Company”) sold 1 Unit of restricted securities to an Accredited Investor for $450,000 in net proceeds.  Each unit consists of twenty four month notes which are convertible into shares of the Company’s Class A Common Stock at any time at a conversion price of $.25 per share and 1,000,000 shares of Class A Common Stock.

The Unit is being issued pursuant to an exemption from the registration requirements of the United States Securities Act of 1933, as amended (the “Securities Act”), provided by Regulation D Rule 506 of such Securities Act.  The Units were only offered to and sold to investors who qualified as Accredited Investors.  The Units, Notes and Shares of Class A Common Stock are restricted securities for purposes of the United States securities laws and cannot be transferred except as permitted under these laws.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a)       Financial Statements of Business Acquired.
            Not applicable.

(b)       Pro Forma Financial Information.
    Not applicable.

(c)       Exhibits.
            None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Bedminster National Corp.

                                                                                By: /s/  Paul Patrizio
        PAUL PATRIZIO
                                                                                        President

Dated: April 22, 2008